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                                                                 EXHIBIT 10(iii)



                            FIRST AMENDMENT TO NOTE


   This First Amendment to Note dated as of December 18, 1995 ("First Amendment") is made by and between Banyan Strategic Realty Trust, a Massachusetts business trust ("BSRT") and American National Bank and Trust Company of Chicago, a national banking association (hereinafter, together with its legal representatives, successors and assigns, referred to as "ANB").

   WHEREAS, BSRT has previously delivered to ANB that certain Note dated as of December 1, 1994 in the maximum principal amount of Fifteen Million and no/100 Dollars ($15,000,000), subject to the limitations set forth therein (the "Note"); and,

   WHEREAS, BSRT desires to increase the maximum principal amount of the Note from Fifteen Million and no/100 Dollars ($15,000,000) to Thirty Million and no/100 Dollars ($30,000,000), subject to the limitations set forth therein;

   NOW, THEREFORE, in consideration of the Note, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Other Documents. Capitalized terms used in this First Amendment but not otherwise defined herein shall have the meaning ascribed to them in the Note. Concurrently herewith, BSRT is amending or causing to be amended the Loan Agreement, the Mortgages, the Reimbursement Agreement and the Additional Collateral Documents. All references in the Note to:

   a. the "Loan Agreement" are hereafter deemed to be references to the Loan Agreement, as previously amended and as amended concurrent herewith, as the same may hereafter be renewed, restated, replaced, extended or amended from time to time;

   b. the "Mortgages" are hereafter deemed to be references to the Mortgages as amended concurrent herewith, as the same hereafter may be amended from time to time, and all Mortgages which are executed and delivered to Lender concurrent herewith and which from time to time hereafter may be executed and delivered to Lender as security for or relating to the indebtedness and obligations as evidenced by any one or more of the Note, Loan Agreement and Reimbursement Agreement, as same may be amended from time to time;

   c. the "Reimbursement Agreement" are hereafter deemed to be references to the Reimbursement Agreement as amended concurrent herewith, as the same may hereafter be amended from time to time: and

   d. the "Additional Collateral Documents" are hereafter deemed to be references to the Additional Collateral Documents as amended concurrent herewith, as the same may hereafter be amended from time to time, and all other mortgages, documents and instruments (other than the Loan Agreement, Mortgages and Reimbursement Agreement) which are executed and delivered to Lender concurrent herewith and which from time to time hereafter may be executed and delivered to Lender as security for or relating to the indebtedness and obligations evidenced by any one or more of the Note, Loan Agreement and Reimbursement Agreement, as same may be amended from time to time.






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2.  Loan Amount. All references in the Note to "Fifteen Million" or
"$15,000,000.00" are hereby amended to "Thirty Million" or "$30,000,000" as the case may be.

3. Ratio. In paragraph 2A of the Note, the phrase "sixty percent" or "(60%)" is hereby changed, for the period between the date hereof until March 31, 1996, to "sixty-five percent" or "(65%)", as the case may be; and on and after March 31, 1996 said phrase shall automatically revert to "sixty percent" or "(60%)", as the case may be.

4.  Corrections.

    (a) The word "Lender" appearing in Paragraph P of Section 1 of the Note is hereby changed to the phrase "the Bank".

    (b) The word "Borrower" appearing in Section 14 of the Note is hereby changed to the word "Maker"; the word "Lender" appearing in Section 14 of the
Note is hereby changed to the phrase "the Bank".

5. Conflict; Inconsistency. Except as amended by this First Amendment, the Note shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Note and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall control to the extent necessary to resolve such conflict or inconsistency.

6. Successors; Assigns. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This instrument has been made, executed and delivered in the State of Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois.

    IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first written above.

BSRT:                              ANB:
BANYAN STRATEGIC REALTY            AMERICAN NATIONAL BANK AND
TRUST, a Massachusetts business    TRUST COMPANY OF CHICAGO, a
trust                              national banking association


By: /s/ Robert G. Higgins          By: /s/ Peter C. Malecek
    ------------------------           ------------------------
    Its: Vice President                Peter C. Malecek,
                                       Vice President